THURSDAY, APRIL 23, 1998

BANKERS TRUST EARNS $2.01 PER SHARE IN THE FIRST QUARTER OF 1998,
 UP 14% FROM THE 1997 FIRST QUARTER EARNINGS PER SHARE OF $1.76


New York, April 23, 1998 -- Bankers Trust New York Corporation
(BT) today reported that diluted earnings per share for the first quarter were $2.01, up 14% from the $1.76 earned in the first quarter of 1997. Net income for the first quarter of 1998 was $222 million, compared with $200 million in the first quarter of 1997.

Frank Newman, chairman of the board and chief executive officer, said: "Bankers Trust generated broad-based improvement in both revenue and profitability in the first quarter. Revenue before credit provisions increased 21% from a year ago, while return on equity rose to 16.7% from 14.7%. The 14% advance in earnings per share in the first quarter was achieved despite losses recorded in our Asian operations."

He added: "Bankers Trust nearly doubled investment banking profit from a year ago, and increased our market share in such key businesses as equities underwriting, high-yield securities issuance and strategic advisory. The pending acquisition of NatWest's European equities business will expand and reinforce our strong competitive position. In addition to progress in Investment Banking, Bankers Trust's first quarter results benefited from solid advances in Trading & Sales and in Global Institutional Services. These successes strengthen our confidence that Bankers Trust's strategy is on track," Mr. Newman said. "We have the capabilities, the focus and the momentum needed to deliver superior results to our clients and our shareholders."

For the current quarter, total revenue before the provision for trading-related credit losses was up $296 million from first quarter 1997. This increase reflected growth in nearly all of the Firm's businesses. Total noninterest expenses of $1.325 billion for the first quarter of 1998 increased $221 million from the first quarter of 1997.

In response to the economic developments in Asia, the Corporation recorded a $60 million provision for trading-related credit losses. During the first quarter of 1998, the Corporation's net charge-offs were $51 million, which included $47 million related to swaps with Asian counterparties. At March 31, 1998, the total allowance for credit losses was $1.006 billion as compared to $997 million at December 31, 1997.

At March 31, 1998, total cash basis loans were $247 million, up slightly from $240 million at December 31, 1997 and down from $332 million at March 31, 1997. Other nonperforming assets (excluding other real estate) at March 31, 1998 were $334 million, up from $38 million at December 31, 1997 and $8 million at March 31, 1997. The increase in the current quarter primarily resulted from swaps with Indonesian and Thai counterparties. During the quarter, the Corporation's cross-border exposures in Korea, Indonesia, and Thailand declined 20% from $3.5 billion at December 31, 1997 to $2.8 billion at March 31, 1998.













                                2
ORGANIZATIONAL HIGHLIGHTS*

                                    Total Non-   Pretax     Net
First Quarter 1998             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  670    $  424    $ 246    $177
Trading & Sales                  215       128       87      63
Global Institutional Services    254       228       26      19
Private Client Services Group    171       147       24      17
Australia/New Zealand            145       107       38      27
Emerging Markets Group:
 Latin America                   167       145       22      16
 Emerging Europe, Mid East
   & Africa                       34        25        9       7
 Asia                            (51)       49     (100)    (72)
Corporate/Other                   28        72      (44)    (32)
Total                         $1,633    $1,325    $ 308    $222


                                    Total Non-   Pretax     Net
Fourth Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  487    $  334    $ 153    $110
Trading & Sales                  182       116       66      48
Global Institutional Services    339       243       96      69
Private Client Services Group    182       158       24      18
Australia/New Zealand            145       108       37      26
Emerging Markets Group:
 Latin America                   134       129        5       3
 Emerging Europe, Mid East
  & Africa                         9        13       (4)     (3)
 Asia                            (53)       46      (99)    (71)
Corporate/Other                   94        86        8       7
Total                         $1,519    $1,233    $ 286    $207


                                    Total Non-   Pretax     Net
First Quarter 1997             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  450    $  314   $  136     $93
Trading & Sales                  171       118       53      37
Global Institutional Services    218       209        9       6
Private Client Services Group    150       126       24      17
Australia/New Zealand            143        90       53      36
Emerging Markets Group:
 Latin America                   145       117       28      19
 Emerging Europe, Mid East
   & Africa                       28        19        9       6
 Asia                             66        48       18      12
Corporate/Other                   26        63      (37)    (26)
Total                         $1,397    $1,104     $293    $200

* Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the organizational
units.  Because the Corporation's business is diverse in nature and its operations are integrated, it is impractical to segregate respective contributions of the organizational units with precision. As a result, estimates and judgments have been made to
apportion revenue and expense items.  In addition, certain
revenue and expenses have been segregated and reported in
Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their contributions to a particular organizational unit would be distortive.  In order to provide comparability from one period to the next,
the Corporation will generally restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational
structure.
                                3

Changes in Organizational Structure

Risk Management Services businesses have been realigned within Investment Banking, Trading & Sales, and Emerging Markets Group.

In addition, expenses related to certain staff functions which were previously included in Corporate/Other have been assigned or allocated to the organizational units. The funding benefit attributed to the Corporation's capital, which was previously included in Corporate/Other, is now allocated to the organizational units based on management's best estimate of the risk-adjusted capital.

Prior period results have been restated for the changes in organizational structure and management accounting.


Organizational Unit Results

The Investment Banking business contributed net income of $177 million in the first quarter of 1998, up $84 million from a year ago and $67 million from the previous quarter. The current quarter continued to benefit from cross-selling activities resulting from the merger with Alex. Brown. The increase from the previous periods reflect higher corporate finance fees and higher revenue from private equity investments. In addition, as compared to the fourth quarter of 1997, trading revenue and trading-related net interest revenue improved.

Trading & Sales contributed $63 million of net income in the first quarter of 1998, up $26 million from the 1997 first quarter and up $15 million from the previous quarter. The current quarter reflected higher revenue primarily from equity arbitrage activities as well as improved revenue from interest rate derivatives as compared to the previous quarter. Higher revenue from interest rate products contributed to the increase from the prior year period.

Global Institutional Services contributed $19 million of net income in the first quarter of 1998, up $13 million from the 1997 first quarter and down $50 million from the previous quarter. As compared to the prior year period, the first quarter of 1998 reflected improved revenue from corporate trust and agency services and asset management services. The first quarter 1998 operating results improved as a result of the sale of the Corporation's defined contribution recordkeeping and participant services business in the fourth quarter of 1997. This sale resulted in a $41 million after-tax gain. First quarter 1998 results were also impacted by higher application development costs associated with Year 2000 initiatives. At March 31, 1998, assets under management in the Global Institutional Services investment management business were approximately $251 billion, compared to $243 billion and $182 billion at December 31, 1997 and March 31, 1997 respectively.

The Corporation's Private Client Services Group business reported net income of $17 million for the current quarter, essentially unchanged from the prior periods. At March 31, 1998, assets under management in the Private Client Services Group investment management business were approximately $37 billion, compared to $34 billion and $26 billion at December 31, 1997 and March 31, 1997 respectively.





                                4
Net income of the Australia/NZ business was $27 million in the first quarter of 1998, down $9 million from the first quarter of 1997 and up $1 million from the previous quarter. The decline in net income from the prior year period was mainly attributable to an increase in personnel-related costs as a result of higher staff levels offset partly by higher revenue from corporate finance activities and improved revenue from fiduciary and funds management. At March 31, 1998, assets under management in Australia/NZ's investment management business were approximately $46 billion, compared to $41 billion and $37 billion at December 31, 1997 and March 31, 1997 respectively.

Emerging Markets Group
  Latin America contributed net income of $16 million in the current quarter, down $3 million from the prior year period and up $13 million from the fourth quarter of 1997. The first quarter of 1998 reflected improved trading revenue as compared to the fourth quarter of 1997.

  Emerging Europe, Middle East & Africa contributed net income of $7 million in the current quarter and $6 million in the first quarter of 1997 compared to a net loss of $3 million in the previous quarter. The current quarter reflected higher trading revenue as compared to the previous quarter.

  Asia net loss was $72 million in the current quarter, compared to net income of $12 million in the prior year period and a net loss of $71 million in the previous quarter. The $72 million loss in the current quarter reflected both the impact of a $60 million provision for trading-related credit losses as well as mark-to-market valuation adjustments to trading assets, for widening counterparty credit spreads. These two charges were principally associated with Indonesian and Thai trading assets. The previous quarter included mark-to-market losses on fixed income securities and swaps with Asian counterparties.

Corporate/Other includes the income and expenses of smaller businesses that are not included in the main organizational units as well as some activities not associated with specific business lines. It also includes the funding benefit attributed to the Corporation's capital related to these areas. Corporate/Other net loss was $32 million in the first quarter of 1998, compared with a net loss of $26 million in the first quarter of 1997 and net income of $7 million in the fourth quarter of 1997.


QUARTERLY FINANCIAL COMPARISONS

First Quarter 1998 Versus First Quarter 1997

Net income of $222 million for the first quarter of 1998 was up
11% from the $200 million earned in the first quarter of 1997.

First quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $450 million, a decrease of $3 million from the first quarter of 1997. Page 9 shows combined trading results by organizational unit.

Fiduciary and funds management revenue was $261 million in the first quarter of 1998, up $26 million from the prior year period.
Funds management and global private banking commissions contributed to this increase.





                                5
Corporate finance fees of $331 million increased 54% from the $215 million earned in the first quarter of 1997, primarily due to higher underwriting fees, loan syndication fees and merger and acquisition fees. The current quarter continued to benefit from the merger with Alex. Brown.

Other fees and commissions of $160 million increased $25 million from the prior year quarter primarily resulting from higher fees for brokerage services.

Net revenue from equity investments increased $84 million from the first quarter of 1997. Gains on direct equity investments contributed principally to the increase.

Other noninterest revenue totaled $94 million in the current quarter, compared to $46 million in the first quarter of 1997.
The current quarter included higher revenue from mark-to-market adjustments on venture capital equity securities.

As compared to the first quarter of 1997, salaries and commissions expense increased $32 million, or 11%, principally due to an increase in the average number of employees and higher annual salaries.

Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $120 million from the prior year period, primarily due to the Firm's improved financial performance, and the cost of employee stock awards granted in 1997.

Income tax expense amounted to $86 million compared to $93 million in the prior year quarter. The effective tax rate was 28% in the current quarter compared to 32% for the first quarter of 1997.


First Quarter 1998 versus Fourth Quarter 1997

Net income of $222 million for the first quarter of 1998 was up
7% from the $207 million earned in the fourth quarter of 1997.

First quarter 1998 combined trading revenue and trading-related net interest revenue before the provision for trading-related credit losses was $450 million. This was an increase of $232 million from the fourth quarter of 1997.

Fiduciary and funds management revenue was $261 million in the first quarter of 1998, down $23 million from the fourth quarter of 1997. The decrease was primarily due to lower client processing fees due to the sale of the Corporation's defined contribution recordkeeping and participant services business.

Net revenue from equity investments increased $36 million from the previous quarter. Gains on direct equity investments contributed principally to the increase.

Insurance premium revenue decreased $15 million, or 18%, mainly due to the negative effect of higher local interest rates on the Chilean annuities market.





                                6
Other noninterest revenue totaled $94 million in the current quarter, compared to $82 million in the prior quarter. The current quarter included higher revenue from mark-to-market adjustments on venture capital equity securities. The prior quarter included a gain on the sale of the Corporation's defined contribution recordkeeping and participant services business.

Total noninterest expenses of $1.325 billion increased by $92 million, or 7%, from the fourth quarter of 1997. Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $133 million due to improved financial performance, higher social security taxes and the cost of employee stock awards granted in 1997.

CAPITAL

The Corporation adopted the new market risk amendment to the risk-based capital guidelines issued by the Federal Reserve Board and the Bank for International Settlements (BIS) in March 1997. The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were approximately 8.2% and 14.2%, respectively, as of March 31, 1998.





















The remainder of this release contains the following tables:

                                                            Page
     1. BTNY Condensed Consolidated Quarterly Statement
         of Income                                            8
     2. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                     9
     3. Net Interest Revenue                                  9
     4. BTNY Consolidated Balance Sheet                      10
     5. Stock and Capital Data                               11
     6. Nonperforming Assets and Allowance for Credit Losses 12


For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).



                                7


       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
      CONDENSED CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


                                         First   Fourth   First
                                       Quarter  Quarter Quarter
                                          1997     1997    1998
REVENUE
  Net interest revenue                  $  331   $  373  $  402
  Trading revenue*                         311       72     251
  Credit loss provision                      -      (20)      -
  Credit loss provision-trading              -        -     (60)
  Fiduciary & funds management             235      284     261
  Corporate finance fees                   215      324     331
  Other fees & commissions                 135      167     160
  Net revenue from equity investments       47       95     131
  Securities available for
    sale gains (losses)                     14       58      (6)
  Insurance premiums                        63       84      69
  Other                                     46       82      94
Total revenue                            1,397    1,519   1,633
EXPENSES
  Salaries and commissions                 304      332     336
  Incentive compensation &
   employee benefits                       377      364     497
  Agency & other professional service fees  89       95     105
  Communication & data services             58       58      54
  Occupancy, net                            43       49      46
  Furniture & equipment                     53       61      54
  Travel & entertainment                    29       41      37
  Provision for policyholder benefits       68      102      85
  Other                                     83      131     111
Total expenses                           1,104    1,233   1,325
Income before income taxes                 293      286     308
Income taxes                                93       79      86

NET INCOME                              $  200   $  207  $  222

NET INCOME APPLICABLE TO COMMON STOCK** $  186   $  195  $  211

Cash dividends declared per common share $1.00   $1.00    $1.00

EARNINGS PER COMMON SHARE:
  BASIC                                  $1.86    $1.95   $2.08

  DILUTED                                $1.76    $1.82   $2.01

 * The Corporation accounts for revenues from a wide range of business activities as "trading".
   See table on page 9.
** Amounts shown are used to calculate basic earnings per common share.

   Certain prior period amounts have been reclassified to conform to the current presentation.









                                8


COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.
                                         First   Fourth   First
                                       Quarter  Quarter Quarter
(in millions)                             1997     1997    1998
Trading Revenue*                          $311     $ 72    $251
Trading-Related Net Interest
  Revenue (Estimate)                       142      146     199
Total Trading Revenue &
  Trading-Related NIR                     $453     $218    $450

By Organizational Unit (in millions)
Investment Banking                        $120     $ 10    $102
Trading & Sales                            147      146     185
Global Institutional Services                1        4       2
Private Client Services Group                -        7       5
Australia/New Zealand                       46       33      39
Emerging Markets Group:
 Latin America                              48       13      59
 Emerging Europe, Middle East & Africa      30       11      44
 Asia                                       49      (25)      9
Corporate/Other                             12       19       5
Total Trading Revenue &
  Trading-Related NIR                     $453     $218    $450

* Before provision for trading-related credit losses.

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenue in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenue arises from private equity investments that are accounted for on a mark-to-market basis. Trading & Sales produces trading revenue through proprietary position-taking, including arbitrage, new derivative transactions with clients, as well as market making and other client activities. Australia/New Zealand and Emerging Markets Group produce trading revenue from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE
                                         First   Fourth   First
                                       Quarter  Quarter Quarter
($ in millions)                           1997     1997    1998
Nontrading-related net interest
  revenue(Estimate)                       $189     $227    $203
Trading-related net interest
  revenue (Estimate)                       142      146     199
Net interest revenue                      $331     $373    $402

Average rates (fully taxable basis)
  Yield on interest-earning assets         6.99%    7.45%   7.17%
  Cost of interest-bearing liabilities     5.93%    6.33%   5.84%
  Interest rate spread                     1.06%    1.12%   1.33%
  Net interest margin                      1.40%    1.35%   1.47%

Average balances (billions)
  Loans                                   $15.7     $20.4   $21.4
  Total interest-earning assets           $97.9    $111.4  $113.0
  Total assets                           $125.9    $147.9  $150.5
  Total interest-bearing liabilities      $92.3    $107.2  $110.3




                                9
       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                                   March 31December 31 March 31
                                      1997*      1997     1998*
ASSETS
Cash and due from banks            $  1,679  $  2,188  $  1,504
Interest-bearing deposits in banks    2,581     4,272     2,068
Federal funds sold                    1,195     1,382     1,630
Sec. purch. under resale agreements  22,316    19,163    22,843
Securities borrowed                  14,245    16,751    22,832
Trading assets:
 Government securities               11,815    11,397    13,517
 Corporate debt securities            8,505     8,128     9,495
 Equity securities                    7,061     7,914     8,963
 Swaps, options & other
   derivatives***                    11,032    17,673    14,797
 Other trading assets                 9,089    11,460    13,991
  Total trading assets               47,502    56,572    60,763
Securities available for sale         7,986     8,081    12,493
Loans***                             17,282    19,106    21,178
Customer receivables                  1,582     1,547     1,572
Accounts receivable &
  accrued interest                    3,262     4,785     4,729
Other assets                          5,711     6,255     5,925
Total                              $125,341  $140,102  $157,537
LIABILITIES
Noninterest-bearing deposits
  Domestic offices                 $  2,803  $  2,776  $  2,969
  Foreign offices                     1,052     1,952     1,624
Interest-bearing deposits
  Domestic offices                   12,365    22,353    24,180
  Foreign offices                    19,369    15,749    17,568
Total deposits                       35,589    42,830    46,341
Trading liabilities:
  Securities sold, not yet purchased
   Government securities              3,986     4,389     8,821
   Equity securities                  4,950     5,273     5,235
   Other trading liabilities            443       519       789
  Swaps, options & other derivatives 11,177    17,065    14,273
  Total trading liabilities          20,556    27,246    29,118
Securities loaned and securities
 sold under repurchase agreements    22,576    17,896    21,881
Other short-term borrowings          20,320    19,577    24,868
Accounts payable and
  accrued expenses                    4,727     6,536     5,875
Other liabilities***                  2,993     4,250     5,819
Long-term debt not included in
 risk-based capital                   8,164    11,275    12,740
Long-term debt included in
 risk-based capital                   3,164     3,312     3,306
Trust preferred capital securities**  1,469     1,472     1,473
Total liabilities                   119,558   134,394   151,421
PREFERRED STOCK OF SUBSIDIARY             -         -       304
STOCKHOLDERS' EQUITY
Preferred stock                         704       658       658
Common stock                            105       105       105
Capital surplus                       1,477     1,563     1,592
Retained earnings                     4,065     4,202     4,225
Common stock in treasury, at cost      (527)     (889)     (803)
Other stockholders' equity              281       463       458
Accumulated other comprehensive income:
  Net unrealized gains (losses)
   on securities available for
   sale, net of taxes                    39      (32)       (52)
  Foreign currency translation,
   net of taxes                        (361)     (362)     (371)
Total stockholders' equity            5,783     5,708     5,812
Total                              $125,341  $140,102  $157,537

  * Unaudited
 ** Mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures included in risk-based capital
*** See table on page 12 for allocation of the allowance for credit losses.

    Certain prior period amounts have been reclassified to conform to the current presentation.

                               10






                     STOCK AND CAPITAL DATA


                                         First   Fourth   First
                                       Quarter  Quarter Quarter
                                          1997     1997    1998

FOR THE QUARTER
Return on Average Common
  Stockholders' Equity                    14.7%  14.8%     16.7%
Return on Average Total Assets             .64%   .56%      .60%


PER COMMON SHARE
Earnings:
  Basic                                    $1.86     $1.95  $2.08
  Diluted                                  $1.76     $1.82  $2.01
Cash Dividends Declared                    $1.00     $1.00  $1.00
Market Price, End of Period               $82.00   $112.44 $120.31
Book Value, End of Period                 $49.50    $49.06 $49.82


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000 300,000
   Issued, at period end               104,363  105,379 105,379
Common stock in treasury,
 at period end                           5,965    8,422   7,522
Average Common and Common Equivalent
 Shares Outstanding
   Basic                                100,540   99,884 101,357
   Diluted                              107,026  107,285 105,123


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
  to Total Assets                           4.1%     3.6%    3.3%
Total Stockholders' Equity
  to Total Assets                           4.6%     4.1%    3.7%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.2%     8.3%    8.2%
      Total Capital                        15.2%    14.1%   14.2%
   Leverage Ratio (1)                       5.1%     4.4%    4.5%
Bankers Trust Company:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        8.6%     9.0%    8.7%
      Total Capital                        12.1%    12.3%   12.4%
   Leverage Ratio (1)                       5.4%     5.4%    5.4%


(1) Regulatory capital ratios at March 31, 1998 are preliminary.
    All of these ratios have been calculated under the new market risk amendment to the risk-based capital guidelines.













                               11
      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                   March 31  December 31  March 31
                                       1997     1997       1998
Nonperforming assets (in millions)
Cash basis loans
  Secured by real estate             $185       $117       $ 92
  Real estate related                  25         15         15
  Highly leveraged                     88         41         25
  Other                                34         67        115
Total cash basis loans               $332       $240       $247

Renegotiated loans-secured
  by real estate                      $37        $25        $25

Other real estate                    $188       $194       $190

Other nonperforming assets
  Derivatives                          $-        $34       $330
  Assets acquired in credit workouts    8          4          4
Total other nonperforming assets       $8        $38       $334

Total allowance for credit losses (in millions)

Balance, beginning of quarter        $973       $972       $997

Net charge-offs (recoveries)
  Charge-offs
    Loans                              33         41          7
    Trading assets                      -          -         47
      Total charge-offs                33         41         54

  Recoveries
    Loans                              18         46          3
    Trading assets                      -          -          -
      Total recoveries                 18         46          3

Total net charge-offs (recoveries)     15         (5)        51

Credit loss provision                   -         20          -
Credit loss provision-trading           -          -         60
      Total credit loss provision       -         20         60

Balance, end of quarter (a)          $958       $997     $1,006

(a) Allocation of Allowance for Credit Losses*:

     Loans                           $758       $699       $695
     Trading assets                   190        285        298
     Other liabilities                 10         13         13
Balance, end of quarter              $958       $997     $1,006

* The Corporation believes that the total allowance for credit losses is available for credit losses in its entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Due to a multitude of complex and changing factors that are collectively weighed in determining the adequacy of the allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be adjusted as risk factors change.





                               12




               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



Ronald Hassen
Senior Vice President
(Acting Principal Accounting Officer)


                                   April 23, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated April 23, 1998 (the "Form
8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
4881.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: /S/ RONALD HASSEN
                                      RONALD HASSEN
                                  Senior Vice President
                                 (Acting Principal Accounting Officer)